                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMANDER AIRCRAFT COMPANY
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           COMMANDER AIRCRAFT COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 1997

     The 1997 Annual Meeting of the Shareholders of Commander Aircraft Company, a Virginia corporation (the "Company"), will be held on Friday, June 6, 1997 at 3:00 p.m. local time at The Watergate Hotel, 2650 Virginia Avenue, N.W., Washington, D.C. for the following purposes:

          1. To elect a Board of three Directors.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     These items are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 28, 1997 are entitled to notice of and to vote at the meeting.

     A majority of the Company's outstanding shares must be represented at the meeting (in person or by proxy) to transact business. To assure proper representation at the meeting, please mark, sign, and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke such proxy either before or at the meeting.

                                          Stephen R. Buren
                                          Chief Financial Officer

Dated: April 14, 1997


--------------------------------------------------------------------------------

            IF YOU ARE UNABLE TO BE PERSONALLY PRESENT, PLEASE SIGN
             AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
                 THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

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

                           COMMANDER AIRCRAFT COMPANY

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited on behalf of the Board of Directors of Commander Aircraft Company (the "Company") for use at the Annual Meeting of Shareholders to be held Friday, June 6, 1997 at 3:00 p.m. local time, or any adjournment or postponement thereof. The Annual Meeting will be held at The Watergate Hotel, 2650 Virginia Avenue, N.W., Washington, D.C. The Company's principal offices are located at 7200 Northwest 63rd Street, Hangar Eight, Wiley Post Airport, Bethany, Oklahoma 73008, and its telephone number is (405) 495-8080. These proxy solicitation materials will be mailed to shareholders on or about May 1, 1997.

     Shareholders of record at the close of business on April 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting. On April 14, 1997, 6,920,548 shares of the Company's common stock were issued and outstanding. Each share of common stock outstanding on the record date is entitled to one vote.

VOTES REQUIRED FOR APPROVAL

     The three nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected.

     All other matters will be approved if the votes cast at the meeting in person or by proxy favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes will not be treated as votes cast and therefore will have no effect on the outcome of the other matters to be voted on at the Annual Meeting.

     Any person may revoke a proxy at any time before its use by delivering to the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

     The cost of this solicitation will be borne by the Company. These costs represent amounts normally expended for a solicitation for an election of directors. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or otherwise.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareholders which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than January 5, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 14, 1997 certain information with respect to the beneficial ownership of the Company's common stock by (i) any person (including any "group" within the meaning of Rule 13d-5 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors as a group.

                                                                             NUMBER      PERCENT
                                  NAME                                      OF SHARES    OF TOTAL
-------------------------------------------------------------------------   ---------    --------
Special Situations Investment Holdings, Ltd..............................   4,559,868      65.9%
     c/o KuwAm Corporation
     2600 Virginia Avenue, N.W.
     Washington, D.C. 20037 (1)
Special Situations Investment Holdings, L.P. II..........................     373,000       5.4%
     c/o KuwAm Corporation
     2600 Virginia Avenue, N.W.
     Washington, D.C. 20037 (1)
KuwAm Corporation........................................................     174,000       2.5%
     2600 Virginia Avenue, N.W.
     Washington, D.C. 20037 (1)
Mishal Yousef Saud Al Sabah (2)(4).......................................     406,328       5.9%
Wirt D. Walker, III (3)(4)...............................................     321,924       4.7%
N. Gene Criss (4)........................................................      53,433       *
Stephen R. Buren (4).....................................................      13,767       *
Dean N. Thomas (4).......................................................      13,333       *
All Officers and Directors as a Group (5 persons) (5)....................     808,785      11.7%

---------------
 *  Less than one percent
(1) Special Situation Investment Holdings, Ltd. ("SSIH"), Special Situation Investment Holdings, L.P. II ("SSIH II") and KuwAm Corporation are members of a "group" within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934, as amended (the "KuwAm Group"). KuwAm Corporation, a Washington, D.C. based private investment firm, is the general partner of SSIH, the Company's majority shareholder, and SSIH II. The shareholders of KuwAm include Wirt D. Walker, III, the Chairman and a director of the Company, and Mishal Yousef Al Sabah, a director of the Company. Mr. Walker is also the Managing Director of KuwAm. The KuwAm Group consists of the following members having the following holdings: SSIH, 4,559,868 shares; SSIH II, 373,000 shares; KuwAm, 174,000 shares; Mr. Walker, 278,590 shares; a trust for Mr. Walker's son, of which Mr. Walker is trustee, 10,000 shares; Mr. Al Sabah, 366,328 shares; Fifth Floor Company for General Trading & Contracting ("Fifth Floor Company"), 161,000 shares. Each member of the KuwAm Group disclaims beneficial ownership of shares owned by the other group members, except that Mr. Walker has sole voting and dispositive power with respect to the shares owned by him and by SSIH, SSIH II, KuwAm and the trust for his son, and Mr. Al Sabah has sole voting and dispositive power with respect to the shares owned by him and Fifth Floor Company.
(2) Includes 161,000 shares owned by Fifth Floor Company of which Mr. Al Sabah is a principal. Does not include shares that Mr. Al Sabah may be deemed to own beneficially by virtue of his membership in the KuwAm Group.
(3) Includes 10,000 shares owned by a trust for Mr. Walker's son, of which Mr. Walker is the trustee. Mr. Walker also has sole voting and dispositive power with respect to shares owned by SSIH, SSIH II and KuwAm. Does not include shares Mr. Walker may be deemed to own beneficially by virtue of his membership in the KuwAm Group.
(4) Includes shares issuable upon exercise of currently exercisable options, as follows: Mr. Al Sabah, 40,000 shares; Mr. Walker, 33,334 shares; Mr. Criss, 53,333 shares; Mr. Buren 6,667 shares; and Mr. Thomas, 13,333 shares.
(5) At April 14, 1997, executive officers and directors of the Company as a group (5 persons) held options to purchase an aggregate of 418,333 shares of common stock, representing approximately 76% of outstanding options at that date. The numbers set forth in this table include an aggregate of 146,667 shares currently exercisable within 60 days of such date.

                             ELECTION OF DIRECTORS

NOMINEES

     A board of three directors is to be elected at the Annual Meeting. Unless marked to the contrary, all properly signed and returned proxies will be voted for the election of management's three nominees named below, all of whom are presently directors of the Company. If any nominee is unable or, for good cause, declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     The following sets forth certain information regarding each of the nominees for election as director:

          Wirt D. Walker, III, age 51, has served as a director of the Company from September 1989 to February 1991, and as Chairman of the Board of Directors since May 1991. Mr. Walker served as the Company's Chief Executive Officer from May 1991 to August 1991 and from December 1992 to May 1995. Since 1982, Mr. Walker has served as a director and the Managing Director of KuwAm Corporation, a private investment firm. He is the Chairman of Advanced Laser Graphics, Inc. and Securacom, Incorporated.

          N. Gene Criss, age 54, has served as President and Chief Executive Officer since May 1995. Mr. Criss served as President and Chief Operating Officer from December 1994 to May 1995, as Executive Vice President and Chief Operating Officer from November 1992 to December 1994 and as a director since August 1993. He served as Vice President, Manufacturing at American General Aircraft Company, a manufacturer of light single engine general aviation aircraft from July 1992 to November 1992. Prior to July 1992, Mr. Criss held a variety of positions of increasing responsibility during a twenty-two year career at Piper Aircraft Corporation, including service as Director of Materials and Manufacturing Support from 1982 to June 1992. During his tenure with Piper Aircraft Corporation, Mr. Criss was responsible for corporate scheduling, production and material control, inventory control and engineering administration.

          Mishal Yousef Saud Al Sabah, 36, is a private investor who has been involved in a broad range of investment activities in the United States and overseas for the past eighteen years. Mr. Al Sabah has been a director of the Company since 1991. He has served as the Chairman of the Board of Directors of KuwAm Corporation since 1982 and is a director of Advanced Laser Graphics, Inc., and Securacom, Incorporated.

DIRECTOR COMPENSATION

     Directors are paid an annual fee of $20,000, payable in equal quarterly installments, for services as a director. Such fees are prorated when a director does not serve for a full year. Directors receive no additional compensation for committee participation or attendance at committee meetings, other than reimbursement of travel and lodging expenses.

     The 1993 Stock Option Plan provides for the automatic annual grant of a stock option to purchase 20,000 shares of common stock to each eligible non-employee and employee director of the Company; non-employee directors will automatically receive a nonstatutory stock option and employee directors will automatically receive an incentive stock option. The 1996 annual automatic options were granted to each of the three directors on December 20, 1996.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings during the fiscal year ended December 31, 1996. The Board has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee, comprised of Messrs. Walker and Al Sabah, recommends the selection of the Company's independent accountants and approves the scope of the audit to be conducted. The Committee is primarily responsible for reviewing and evaluating the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held one meeting during fiscal 1996.

     The Compensation Committee recommends the amount and type of compensation to be paid to the Company's executive officers, reviews the performance of the Company's key employees, and administers and determines distributions under the Company's Profit Sharing Plan. The Compensation Committee will also determine the number of shares, if any, to be granted each employee under such plan and the terms of such grants. The Compensation Committee held two meetings during 1996.

     No director attended fewer than 75% of all meetings of the Board of Directors held during fiscal 1996 or of all meetings of any committee upon which such director served during fiscal 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Mr. Walker and Mr. Al Sabah; neither are employees of the Company. They are not eligible to participate in the Company's Profit Sharing Plan. Both receive compensation for services as a director (See "Director Compensation"). Mr. Walker served as Chief Executive Officer of the Company from December 1992 to May 1995. Messrs. Walker and Al Sabah are directors and shareholders of KuwAm Corporation, the corporate general partner of SSIH, the majority shareholder of the Company.

OTHER OFFICERS

     Stephen R. Buren, age 53, has served as Chief Financial Officer of the Company since May 1991 and as Vice President and Treasurer of the Company since 1990. He was Vice President, Finance and Treasurer of Mycro-Tek, Inc. from 1987 to 1990, and was Vice President, Finance of Health Technologies, Inc. from 1986 to 1987. From 1974 to 1986 he held division and corporate controllership positions at Cessna Aircraft Company.

     Dean N. Thomas, age 42, has served as Senior Vice President -- Sales and Marketing since January 1995. He was President of Strategic Marketing Resources, a marketing consulting firm, from 1990 to 1994, and held various positions at Piper Aircraft Corporation from 1981 to 1990, including Director of Marketing and Director of Product Development.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows certain information concerning the compensation of each of the Company's executive officers for services rendered in all capacities to the Company for the fiscal years ended 1996, 1995, and 1994.

                                                                                 LONG-TERM COMPENSATION
                                                                               ---------------------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                        ANNUAL COMPENSATION      OPTIONS       ALL OTHER
                                                        -------------------      AWARDED      COMPENSATION
         NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS     (IN SHARES)        (1)
---------------------------------------------   ----    --------    -------    -----------    ------------
N. Gene Criss................................   1996    $114,590         --       60,000        $ 20,000
     President, Chief Executive                 1995    $116,390         --       60,000        $ 10,000
     Officer and Director (2)                   1994    $117,943         --       20,000        $ 10,000
Stephen R. Buren.............................   1996    $ 72,170         --       25,000              --
     Vice President, Chief Financial Officer
       and                                      1995    $ 72,085         --       10,000              --
     Treasurer                                  1994    $ 62,886         --           --              --
Dean N. Thomas...............................   1996    $ 52,102    $12,200       10,000              --
     Senior Vice President -- Sales and
       Marketing                                1995    $ 49,000    $ 4,397       20,000              --
                                                1994          --         --           --              --
Wirt D. Walker, III..........................   1996          --         --       20,000        $ 20,000
     Chairman (3)                               1995          --         --       20,000        $ 10,000
                                                1994          --         --       20,000        $ 10,000
Herbert B. Franck (4)........................   1996          --         --           --              --
                                                1995          --         --           --              --
                                                1994    $138,371         --           --        $ 12,792

---------------
(1) Amounts paid as director fees unless otherwise indicated.
(2) Mr. Criss joined the Company in November 1992 and became a director in August 1993. His annual salary is $125,000.
(3) Mr. Walker served as Chief Executive Officer of the Company from December 1992 to May 1995.
(4) Mr. Franck served as President of the Company from October 1993 to October 1994 and as a director from December 1993 to October 1994. His annual base salary was $135,000. Other compensation in 1994 includes $8,333 of director fees and $4,459 paid for a life insurance premium.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table shows the number of shares of common stock acquired by the executive officers upon the exercise of stock options during fiscal 1996, the new value realized at exercise, the number of shares of common stock represented by outstanding stock options held by each executive officer as of December 31,

1996 and the value of such options based on the closing price of the Company's common stock on December 31, 1996, which was $2.00 per share.

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                            NUMBER OF            VALUE         OPTIONS AT FY END (#) (1)        AT FY END ($) (2)
                         SHARES ACQUIRED     REALIZED ($)      -------------------------    -------------------------
         NAME            ON EXERCISE (#)          (3)          EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------   ---------------    ---------------    -------------------------    -------------------------
Wirt D. Walker, III...            --                   --            33,334/ 39,999                   $ 0/0
N. Gene Criss.........            --                   --            53,333/106,667                   $ 0/0
Stephen R. Buren......            --                   --             3,333/ 31,667                   $ 0/0
Dean N. Thomas........            --                   --             6,666/ 23,334                   $ 0/0

---------------
(1) Represents the total number of shares subject to stock options held by each executive officer. These options were granted at various dates during fiscal years 1993 through 1996 and are exercisable on various dates beginning in 1994 and expiring in 2001.
(2) Represents the difference between the exercise price and $2.00, which was the December 31, 1996 closing price. Stock option exercise prices range from $2.25 to $5.25, therefore no options were in-the-money at December 31, 1996.
(3) Aggregate market value of the shares covered by the option at the date of exercise, less the aggregate exercise price. No options were exercised in 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of Wirt D. Walker, III and Mishal Yousef Saud Al Sabah. Both are independent outside directors. The Committee is charged with the responsibility for reviewing the performance and approving the compensation of key executives and for establishing general compensation policies and standards for reviewing management performance. The Committee also reviews both corporate and key executive performance in light of established criteria and goals and approves individual key executive compensation.

COMPENSATION PHILOSOPHY

     The executive compensation policy of the Company is to provide competitive levels of compensation that advance the Company's annual and long-term performance objectives, reward corporate performance, and assist the Company in attracting, retaining and motivating highly qualified executives. The framework for the Committee's executive compensation programs is to establish base salaries which are competitive with similar sized companies and to create incentives for excellent performance by providing executives with the opportunity to earn additional remuneration linked to the Company's profitability. The incentive plan goals are designed to improve the effectiveness and enhance the efficiency of Company operations and to create value for the stockholders. It is also the Company's policy to encourage share ownership by executive officers and non-employee directors through the grant of stock options.

COMPONENTS OF COMPENSATION

     The compensation package of the Company's executive officers consists of base annual salary, participation in the Company's Profit Sharing Plan and stock option grants.

     At executive levels, base salaries are reviewed but not necessarily increased annually. Base salaries are fixed at levels slightly below competitive amounts paid to individuals with comparable qualifications, experience and responsibilities engaged in similar businesses as the Company, based on the experience of the Committee members, directors and employees of the Company within the aviation industry.

     The Company has adopted a Profit Sharing Plan which is intended to advance the interests of the Company by providing eligible employees with annual incentive to increase the productivity of the Company. Unless the Board of Directors determines otherwise prior to the end of a fiscal year, the Profit Sharing Plan provides for payment to selected employees of an aggregate of 10% of the consolidated pre-tax profits of the

\
Company for the fiscal year. The Compensation Committee administers the Profit Sharing Plan and selects the employees who will receive profit sharing awards. Profit sharing awards are based upon an employee's salary, level of responsibility and attainment of performance goals and objectives. Profit sharing awards are paid as soon as practicable following the end of the fiscal year.

     The Company uses stock options both to reward past performance and to motivate future performance, especially long-term performance. The Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options are granted at fair market value as of the date of grant and generally have a term of three to five years. The options vest 33% per year, beginning on the first anniversary date of the grant. The stock options provide value to the recipients only when the market price of the Company's common stock increases above the option grant price and only as the shares vest and become exercisable.

     Section 162(m) of the Internal Revenue Code, which provides for a $1,000,000 limit on the deductibility of compensation, presently is not applicable to the Company. The Committee will review this policy with respect to
Section 162(m) when and if the section is applicable in the future.

     In accordance with the Company's compensation philosophy, the Board of Directors approved an increase in the base salary of Mr. Thomas during 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The Committee approved the following stock option grants for the executive officers during fiscal year 1996.

                                          PERCENT OF                                     POTENTIAL REALIZABLE VALUE
                         NUMBER OF          TOTAL                                        AT ASSUMED ANNUAL RATES OF
                        SECURITIES         OPTIONS                                        STOCK PRICE APPRECIATION
                        UNDERLYING        GRANTED TO                                          FOR OPTION TERM
                          OPTIONS        EMPLOYEES IN      EXERCISE      EXPIRATION      --------------------------
         NAME           GRANTED (1)      FISCAL YEAR        PRICE           DATE             5%             10%
----------------------- -----------      ------------      --------      ----------      ----------      ----------
Wirt D. Walker, III....    20,000             11%           $2.250         12/20/01       $  12,433       $  27,473
N. Gene Criss..........    40,000             21%           $4.500          8/30/99       $  28,373       $  59,590
                           20,000             11%           $2.250         12/20/01       $  12,433       $  27,473
                        -----------         -----
                           60,000             32%
Stephen R. Buren.......    25,000             13%           $4.500          8/30/99       $  17,733       $  37,238
Dean N. Thomas.........    10,000              5%           $4.500          8/30/99       $   7,093       $  14,895

---------------
(1) Each option is non-transferable; vests as to 33% of the shares covered by such option over three years, commencing on the first anniversary of the date of issuance; is canceled prior to vesting in the event the holder either resigns from the Company or is terminated for justifiable cause; and is void after the date listed under the heading "Expiration Date." The exercise price of the stock subject to options was equal to the market value on the date of the grant. The number of shares issuable upon exercise of each option is subject to adjustment subsequent to any stock dividend, split-up, recapitalization or certain other transactions.

    During 1996, Messrs. Walker, Al Sabah and Criss, directors of the Company, were granted an option to purchase 20,000 shares of common stock pursuant to the 1993 Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and holders of more than ten percent of the Company's common stock to file reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee makes decisions regarding the compensation of the Chief Executive Officer using the same philosophy set forth above. The Committee's approach in setting Mr. Criss' base compensation, as with that of the Company's other executives, is to be competitive with other companies within the industry, taking into consideration company size, operating conditions and compensation philosophy and performance. Mr. Criss' base salary was not increased during fiscal 1996. Mr. Criss' fiscal 1996 incentive compensation was earned under the same performance criteria that were described previously in this report. He was granted options to purchase a total of 60,000 shares of the Company's common stock during fiscal 1996, of which 20,000 shares represents the automatic grant to directors.

                                          COMPENSATION COMMITTEE

                                          Wirt D. Walker, III
                                          Mishal Yousef Saud Al Sabah

                               PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Corporation includes in this Proxy Statement a line-graph presentation comparing cumulative, five year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) either an industry index or peer group. An initial public offering of the Company's stock occurred on April 19, 1993. The following graph compares the percentage change in the cumulative total return of the Nasdaq Stock Market -- US Index and the Standard & Poor's Aerospace/Defense Industry Index for a period of 44 months. Total return for the purpose of this graph assumes reinvestment of all dividends, if any. The stock price information shown on the graph is not necessarily indicative of future price performance.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
     AMONG COMMANDER AIRCRAFT COMPANY, THE NASDAQ STOCK MARKET -- US INDEX
                      AND THE S&P AEROSPACE/DEFENSE INDEX

                              Commander   NASDAQ       S&P
                               Aircraft   Stock     Aerospace/
                               Company  Market--US   Defense
                       4/19/93   100       100         100
                         12/93    61       113         127
                         12/94    51       110         137
                         12/95    38       156         227
                         12/96    21       192         303

      * $100 invested on 4/19/93 in stock or on 3/31/93 in index -- including reinvestment of dividends. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     During 1996, the Company sold, on open account, approximately $88,000 in spare parts and no new aircraft to Commander International, a Commander Authorized Sales and Service Representative located in Dubai that is owned by Mishal Yousef Al Sabah, a director of the Company. All sales were at prices comparable to sales to unrelated parties. In 1996, the Company received cash payments totaling $2,047,000 (of which $384,126 represents payment of interest). The $5,000,000 line of credit was extended until June 30, 1997 and bears interest at 1% over the Morgan Guaranty of New York prime rate (9.25% at December 31, 1996), with interest paid quarterly in arrears. Through April 2, 1997, the Company received additional payments of principal and interest totaling $325,000. The outstanding balance under this line of credit was $2,395,758 at April 2, 1997.

     During 1995, the Company sold eight new aircraft to Commander International. Such sales were at prices comparable to unrelated third parties. The Company received cash payments totaling $1,390,000 in 1995 and extended financing of approximately $3,045,000 under the above referenced line of credit.

     On January 6, 1997, the Board of Directors of the Company accepted an offer by the majority stockholder and its affiliates to exchange $2,000,000 of 10% notes payable for 200,000 shares of newly issued common stock effective February 1, 1997. The repayment of accrued interest outstanding at December 31, 1996 and February 1, 1997 was waived. The maturity date of the remaining $900,000 notes payable was extended to December 31, 1997 with interest payable June 30, 1997 and December 31, 1997. Accrued interest paid to Special Situation Investment Holdings, Ltd., Special Situation Investment Holdings, L.P. II and KuwAm Corporation totaled $248,977 for 1996.

                              INDEPENDENT AUDITORS

     The Board of Directors has approved a resolution retaining Grant Thornton LLP as its independent auditors for fiscal 1997.

     A representative of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          Stephen R. Buren
                                          Chief Financial Officer

Dated: April 14, 1997

                           COMMANDER AIRCRAFT COMPANY
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 1997

            The undersigned, having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 1997 hereby appoints Wirt D. Walker, III, Stephen R. Buren and each of them, proxies with full power of authorization, and hereby authorizes them to represent and vote the shares of Common Stock of COMMANDER AIRCRAFT COMPANY (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 6, 1997 at 3:00 p.m. local time, and any adjournment thereof, and especially to vote

1.          PROPOSAL ONE -- ELECTION OF DIRECTORS                             WITHHOLD AUTHORITY
            FOR all nominees listed below   _                                 to vote for all nominees listed below    _
                                            Wirt D. Walker, III, N. Gene Criss, Mishal Yousef Saud Al Sabah
               TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

                                 ------------------------------------------------------------------------

2.          IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


ON REVERSE SIDE


            In the ballot provided for that purpose, if you specify a choice as the action to be taken this proxy will be voted in accordance with such choice.
If you do not specify a choice, it will be voted FOR Proposal One as described in the Proxy Statement.

            Any proxy or proxies previously given for the meeting are revoked.

            PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                                                 Dated:__________________________________, 1997

                                                                                 ---------------------------------------------
                                                                                                       (Signature)

                                                                                 ---------------------------------------------
                                                                                            (Signature if held jointly)


                                                                                 Please sign exactly as name appears hereon. When
                                                                                 shares are held by joint tenants, both should
                                                                                 sign. When signing as attorney, executor,
                                                                                 administrator, trustee or guardian please give
                                                                                 full title of each. If a corporation, please sign
                                                                                 in full corporate name by president or other
                                                                                 authorized office. If a partnership, please sign
                                                                                 in partnership name by authorized person.